Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-191116 and 333-266255 on Form S-8 of Plumas Bancorp of our report dated March 19, 2026, relating to the consolidated financial statements of Plumas Bancorp and Subsidiary, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Plumas Bancorp for the year ended December 31, 2025.

/s/ Elliott Davis, LLC

Franklin, Tennessee

March 19, 2026